Exhibit 99

[Logo of Wendy’s International, Inc.]

Wendy’s Rolls Out Phase 2 of its Strategic Growth Plan

Every employee and franchisee to focus on “Doing What’s Right for Customers”

Wendy’s 2008 goals are to attract more customers with innovative, quality products that meet customers needs, strengthen Wendy’s leadership in the QSR industry by better connecting with consumers, and continue improving profits for all 6,600 Wendy’s restaurants

DUBLIN, Ohio (October 26, 2007) – One day after announcing strong results that included its fifth consecutive quarter of positive same-store sales and a 330-basis point improvement in third quarter U.S. EBITDA store margins, Wendy’s International, Inc. (NYSE:WEN) today said it is launching Phase 2 of its Strategic Growth Plan.

“We introduced our ’Wendy’s® Recipe for Success’ strategy one year ago in October 2006 to focus on initiatives to revitalize the brand while growing sales and profits in every restaurant in our system,” said Chief Executive Officer and President Kerrii Anderson. “We’ve made significant progress in the past 12 months as a result of the initiatives implemented under the strategic plan. The foundation of our business is stronger today thanks to the performance of our restaurant crews, operators, franchisees, and field and corporate employees.

“That said, we have to step up our performance with innovation, change and leveraging Wendy’s competitive advantages. Our business and store economics are still not where they need to be. We have much more to accomplish,” Anderson said.

“To drive our business, Wendy’s leadership team has identified 10 imperatives for 2008 and beyond aimed at achieving improved results for every restaurant in our system. The imperatives are focused on ’Doing What’s Right for our Customers’.”

The 10 imperatives build on top of Wendy’s ”Recipe for Success”, which is focused on: Revitalizing the Wendy’s Brand, Streamlining and Improving Operations, Reclaiming Innovation Leadership, Strengthening Franchisee Commitment, Capturing New Opportunities (eg. International growth), and Embracing a Performance Driven Culture.

“Our strategic plan has a bold vision for Wendy’s – customer-focused, successful, more profitable in every restaurant and growing,” said Anderson. “We are committed to protecting and growing this great brand.”

Seven of the strategic imperatives drive growth, and the final three create efficiencies and improve returns.

•	Core Hamburger – Continue to improve Wendy’s premium hamburger market share by increasing consumer appeal and building transactions. Build on Wendy’s core strength with distinctive national advertising, by leveraging the success of the Baconator™ and indulgent sandwiches, and by emphasizing the brand’s unique competitive advantage of “fresh, never frozen” beef.

•	Value Menu – Introduce an updated and effective Value strategy to capture a growing share of the critical 18-34 year-old customer.

•	Beverages – Establish beverages as a “destination” as well as a meal accompaniment. There are plans to expand several beverage programs.

•	Late Snack / Snacking – Re-energize Wendy’s Late Night business and capture afternoon and evening snack opportunities. Introduce innovative products that will appeal to the “Snacking” heavy users.

•	Breakfast – Continue to leverage the Wendy’s brand and optimize our facilities by offering a new day-part to consumers who exhibit a demand for a better, high-quality breakfast. This imperative meets consumer needs in the fast-growing breakfast market, and improves store margins.

•	Customer Service – Introduce a “Total Customer Feedback System” for improved customer service.

•	Reinvestment – Re-image restaurants by using a systematic capital reinvestment process and disciplined approach. Reinvesting is critical to meeting consumer needs and driving long-term sales improvement.

•	People Quality – Further elevate the customer experience by improving the hiring and retention of Wendy’s employees while reducing turnover, improving training, and generating savings at the store level.

•	Re-franchising – Improve the overall health of Wendy’s system by re-franchising, as well as acquiring and re-imaging franchise restaurants with potential for future re-franchising.

•	Store Margins – Leave no stone unturned to achieve store margin objectives.

“We are in the second phase of our turnaround. The base was built over the past year and now we are implementing imperatives with a knowledgeable team that has more experience, rich data and information about our industry, understands our challenges and respects the special Wendy’s culture established by Founder Dave Thomas,” said Anderson. “Dave was the original change agent and continually pushed the Wendy’s business to succeed. That’s what we are doing to deliver greater value for our customers, shareholders, franchisees and employees.”

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies.

Wendy’s recently received brand, food and operations accolades from:

•	Zagat Survey®, a leading global provider of consumer survey content, which recently named Wendy’s as having the best hamburgers in the quick-service restaurant industry. In addition, Wendy’s ranked first among quick-service “mega-chains” (i.e., those with at least 5,000 outlets) for food, facilities and popularity.

•	This year’s American Customer Satisfaction Index (ACSI) survey, produced by the University of Michigan’s Stephen M. Ross Business School, ranked Wendy’s in the top spot for customer satisfaction in the “limited service restaurants” category.

•	QSR® Magazine’s 2007 Consumer Survey recently rated Wendy’s as consumers’ favorite quick-service restaurant (QSR) for the second-straight year.

•	Speedy service earned Wendy’s the top spot for fastest drive-thru times again, according to QSR® Magazine’s 2007 Drive-Thru Study.

More information about the Company is available at www.wendys-invest.com.

INVESTOR CONTACTS:
John Barker (614) 764-3044 or john_barker@wendys.com
Marsha Gordon (614) 764-3019 or marsha_gordon@wendys.com
Kim Messner (614) 764-6796 or kim_messner@wendys.com

MEDIA CONTACT:
Denny Lynch: (614) 764-3553 or denny_lynch@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.